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                                                                   Exhibit 10.13


                                 PROMISSORY NOTE

$500,000 Principal Amount                                  Palo Alto, California

                                                                 August 15, 1998

     Roger S. Siboni ("Debtor") hereby promises to pay to the order of Epiphany Marketing Software, Inc., a Delaware corporation ("Lender"), its successors and assigns, in lawful money of the United States of America, the lesser of the principal sum of FIVE HUNDRED THOUSAND DOLLARS ($500,000.00) (the "Maximum Amount") or the principal balance outstanding under this Promissory Note, together with accrued and unpaid interest thereon, at the rate or rates set forth below, on the dates and in the amounts set forth below. Any prepayment hereunder shall be applied first to the interest accrued and unpaid hereon and then to the unpaid principal amount hereof.

     The unpaid principal amount of this Promissory Note shall bear interest at a rate per annum equal to 5.6% compounded monthly. If any interest is determined to be in excess of the then legal maximum rate, then that portion of each interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of the obligations evidenced by this Note.

     Subject to the terms and conditions hereof, the Lender agrees to make a loan to Debtor that is automatically drawable monthly (on a calendar month basis) for 24 consecutive months (each a "Monthly Draw" and collectively the "Monthly Draws") from August 1998 through July 2000 unless Debtor's ceases to be employed by Lender for any reason on or prior to July 31, 2000. If Debtor ceases to be employed by Lender on or prior to July 31, 2000, the final Monthly Draw payable under this Promissory Note shall be the Monthly Draw for Debtor's last full calendar month of employment by Lender and the number of Monthly Draws payable hereunder shall be reduced accordingly. Each Monthly Draw shall be in an aggregate amount not to exceed $20,833.33 (the "Maximum Monthly Draw"), and unless Debtor requests in writing a lesser amount, each Monthly Draw shall be $20,833.33. The sum of the Monthly Draws in the aggregate shall not exceed the Maximum Amount. A Monthly Draw in an amount less than the Maximum Monthly Draw or a reduction in the number of Monthly Draws shall reduce the Maximum Amount by a corresponding amount.

     The principal amount and accrued and unpaid interest under this Promissory Note shall be payable in consecutive payments upon the Company's payment of any annual bonus to Debtor. Debtor agrees that any annual bonus due to Debtor shall first be applied to any principal balance and accrued and unpaid interest outstanding under this Promissory Note. The debtor understands that he may not receive any of his annual bonuses for many years because the full amount of his annual bonuses will first be applied to any amount owed under this Promissory Note.

     The principal amount and accrued and unpaid interest outstanding under this Promissory Note shall become payable in full upon the earlier of (i) the date of the first sale of any shares of

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stock of Lender obtained by Debtor by purchase from Lender (but not including shares purchased through the exercise of stock options) or (ii) August 1, 2008 (the "Maturity Date").

     In the event Debtor shall fail to pay when due (whether at maturity, by reason of acceleration or otherwise) any principal of or interest on this Promissory Note, then (i) if such payment of principal or interest is not made within 10 business days of the due date, then Lender may declare all obligations (including without limitation, outstanding principal and accrued and unpaid interest thereon) under this Promissory Note to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived and (ii) such overdue amounts shall bear interest at a rate per annum equal to the otherwise applicable rate pursuant to paragraph 2 above plus four percent (4%) per annum.

     The Lender will hold Debtor personally liable with full recourse for payment of the obligations evidenced by this Promissory Note or for any other sums due as a result of any defaults under this Promissory Note.

     Debtor hereby waives presentment, demand, notice of dishonor, protest, notice of protest and all other demands, protests and notices in connection with the execution, delivery, performance, collection and enforcement of this Promissory Note. The Debtor shall pay all costs of collection when incurred, including reasonable attorneys' fees, costs and expenses.

     This Promissory Note is being delivered in, is intended to be performed in, shall be construed and interpreted in accordance with, and be governed by the internal laws of, the State of California, without regard to principles of conflict of laws.

     This Promissory Note may only be amended, modified or terminated by an agreement in writing signed by the party to be charged. This Promissory Note shall be binding upon the heirs, executors, administrators, successors and assigns of the Debtor and inure to the benefit of the Lender and its permitted successors, endorsees and assigns. This Promissory Note shall not be transferred without the express written consent of Lender, provided that if Lender consents to any such transfer or if notwithstanding the foregoing such a transfer occurs, then the provisions of this Promissory Note shall inure to the benefit of and be binding upon any successor to Debtor and shall be extended to any holder thereof.

                                       Roger S. Siboni



                                       Signature: /s/ Roger S. Siboni
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